                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                                                  May 23, 1997
Date of Report (Date of earliest event reported)________________________________

                             Radiant Systems, Inc.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)

  Georgia                        0-22065                        11-2749765
________________________________________________________________________________
   (State or other          (Commission File Number)          (IRS Employer
   jurisdiction of                                         Identification No.)
   incorporation)

1000 Alderman Drive, Alpharetta, Georgia                                   30202
________________________________________________________________________________
(Address of principal executive offices)                              (Zip Code)

                                                  (770) 772-3000
Registrant's telephone number, including area code _____________________________

                                 Not applicable
________________________________________________________________________________
         (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired:

  RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.
  Report of Independent Public Accountants
  Balance Sheets--October 31, 1995 and 1996 and April 30, 1997 (unaudited) Statements of Operations for the years ended October 31, 1995 and 1996 and for the six months ended April 30, 1996 and 1997 (unaudited) Statements of Shareholders' Deficit for the years ended October 31, 1995 and 1996 and for the six months ended April 30, 1997 (unaudited) Statements of Cash Flows for the years ended October 31, 1995 and 1996 and for the six months ended April 30, 1996 and 1997 (unaudited)
  Notes to Financial Statements

(b) Pro Forma Financial Information:

  Introduction
  Pro Forma Combined Balance Sheet as of March 31, 1997 (unaudited)
  Pro Forma Combined Statements of Operations for the year ended December
   31, 1996 and the three month period ended March 31, 1997 (unaudited)

(c) Exhibits:

  2.1 Agreement and Plan of Merger, dated as of May 15, 1997, by and among Radiant Systems, Inc., ReMACS Acquisition Corporation, Restaurant Management and Control Systems, Inc., and each of the Shareholders of Restaurant Management and Control Systems, Inc. (incorporated by reference from the Company's Current Report on Form 8-K dated May 23,
      1997)

  23.1 Consent of Arthur Andersen LLP

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Restaurant
Management and Controls Systems, Inc.:

  We have audited the accompanying balance sheets of RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC. (a California corporation) as of October 31, 1995 and 1996 and the related statements of operations, shareholders' deficit, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Restaurant Management and Control Systems, Inc. as of October 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP
Atlanta, Georgia
June 20, 1997

                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

                                 BALANCE SHEETS

                                               OCTOBER 31,
                                         ------------------------
                                                                    APRIL 30,
                                            1995         1996         1997
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............. $   819,329  $ 1,192,288  $   391,404
  Accounts receivable, net of allowances
   for doubtful accounts of $112,500,
   $125,000, and $125,000 in 1995, 1996,
   and 1997, respectively...............   1,080,140    1,172,632      864,735
  Inventories...........................      61,045      222,714      172,099
  Other.................................      16,221       42,790       45,942
                                         -----------  -----------  -----------
    Total current assets................   1,976,735    2,630,424    1,474,990
PROPERTY AND EQUIPMENT, net of
 accumulated depreciation of $347,293,
 $435,482, and $506,323 in 1995, 1996,
 and 1997, respectively.................     340,586      411,345      430,555
SOFTWARE DEVELOPMENT COSTS, net of
 accumulated amortization of $104,053,
 $321,433, and $442,886 in 1995, 1996,
 and 1997, respectively.................     164,451      363,840      358,734
OTHER ASSETS............................      16,001            0            0
                                         -----------  -----------  -----------
                                         $ 2,497,773  $ 3,405,609  $ 2,263,469
                                         ===========  ===========  ===========
 LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable...................... $   207,299  $   378,825  $   122,418
  Accrued liabilities...................     848,412    1,689,333      718,222
  Customer deposits and deferred
   revenue..............................   2,465,086    4,582,064    5,706,064
  Current portion of long-term debt.....      66,364      124,500      128,288
                                         -----------  -----------  -----------
    Total current liabilities...........   3,587,161    6,774,722    6,674,992
  Long-term debt, less current portion..     102,288      171,288       71,641
                                         -----------  -----------  -----------
    Total liabilities...................   3,689,449    6,946,010    6,746,633
                                         -----------  -----------  -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
  Common stock, no par value; 100,000
   shares authorized; 1,050 shares
   issued and outstanding in 1995 and
   1996.................................       1,050        1,050        1,050
  Accumulated deficit...................  (1,192,726)  (3,541,451)  (4,484,214)
                                         -----------  -----------  -----------
                                          (1,191,676)  (3,540,401)  (4,483,164)
                                         -----------  -----------  -----------
                                         $ 2,497,773  $ 3,405,609  $ 2,263,469
                                         ===========  ===========  ===========

      The accompanying notes are an integral part of these balance sheets.

                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS

                                   FOR THE YEARS         FOR THE SIX MONTHS
                                 ENDED OCTOBER 31,         ENDED APRIL 30,
                               -----------------------  ----------------------
                                  1995        1996         1996        1997
                               ----------  -----------  ----------  ----------
                                                             (UNAUDITED)
REVENUES:
 Software sales............... $1,955,898  $ 3,032,431  $1,502,629  $1,080,206
 Customer support,
  maintenance, and other
  services....................  2,325,772    2,615,307   1,581,688     907,991
                               ----------  -----------  ----------  ----------
   Total revenues.............  4,281,670    5,647,738   3,084,317   1,988,197
                               ----------  -----------  ----------  ----------
COST OF REVENUES:
 Software sales...............    250,801      638,264     372,113     114,283
 Customer support,
  maintenance, and other
  services....................  1,508,779    1,407,517     794,696     657,288
                               ----------  -----------  ----------  ----------
   Total cost of revenues.....  1,759,580    2,045,781   1,166,809     771,571
                               ----------  -----------  ----------  ----------
GROSS PROFIT..................  2,522,090    3,601,957   1,917,508   1,216,626
                               ----------  -----------  ----------  ----------
OPERATING EXPENSES:
 Product development..........  1,052,186    2,057,998     958,172     699,345
 Sales and marketing..........  1,202,452    1,196,403     515,790     685,108
 Depreciation and
  amortization................    154,145      392,228     186,527     185,262
 General and administrative...  1,019,130    2,323,180     638,566     591,903
                               ----------  -----------  ----------  ----------
   Total operating expenses...  3,427,913    5,969,809   2,299,055   2,161,618
                               ----------  -----------  ----------  ----------
LOSS FROM OPERATIONS..........   (905,823)  (2,367,852)   (381,547)   (944,992)
INTEREST EXPENSE (INCOME),
 NET..........................     22,763      (19,127)    (14,462)     (2,229)
                               ----------  -----------  ----------  ----------
NET LOSS...................... $ (928,586) $(2,348,725) $ (367,085) $ (942,763)
                               ==========  ===========  ==========  ==========

        The accompanying notes are an integral part of these statements.

                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                        COMMON STOCK
                                        ------------- ACCUMULATED
                                        SHARES AMOUNT   DEFICIT       TOTAL
                                        ------ ------ -----------  -----------
BALANCE, October 31, 1994.............. 1,050  $1,050 $  (264,140) $  (263,090)
 Net loss..............................     0       0    (928,586)    (928,586)
                                        -----  ------ -----------  -----------
BALANCE, October 31, 1995.............. 1,050   1,050  (1,192,726)  (1,191,676)
 Net loss..............................     0       0  (2,348,725)  (2,348,725)
                                        -----  ------ -----------  -----------
BALANCE, October 31, 1996.............. 1,050   1,050  (3,541,451)  (3,540,401)
 Net loss..............................     0       0    (942,763)    (942,763)
                                        -----  ------ -----------  -----------
BALANCE, April 30, 1997 (Unaudited).... 1,050  $1,050 $(4,484,214) $(4,483,164)
                                        =====  ====== ===========  ===========

        The accompanying notes are an integral part of these statements.

                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                            FOR THE YEARS ENDED     FOR THE SIX MONTHS ENDED
                                 OCTOBER 31                 APRIL 30
                           -----------------------  --------------------------
                              1995        1996          1996          1997
                           ----------  -----------  ------------  ------------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net loss................  $ (928,586) $(2,348,725) $   (367,085) $   (942,763)
 Adjustments to reconcile
  net loss to net cash
  provided by (used in)
  operating activities:
  Depreciation and
   amortization..........     154,145      392,228       186,527       185,262
  Changes in assets and
   liabilities:
   Accounts receivable...    (892,243)     (84,054)     (188,228)      307,897
   Inventories...........     (37,455)      45,797        10,565        50,615
   Other assets..........      (8,844)     (19,006)      (29,678)       (3,152)
   Accounts payable......     117,806      171,526        41,889      (212,796)
   Accrued liabilities...     677,990      840,921      (500,554)     (971,113)
   Customer deposits and
    deferred revenue.....   1,996,787    2,116,978     1,129,253     1,124,002
                           ----------  -----------  ------------  ------------
    Net cash provided by
     (used in) operating
     activities..........   1,079,600    1,115,665       282,689      (462,048)
                           ----------  -----------  ------------  ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Purchases of property
  and equipment..........    (247,910)    (245,326)      (58,537)      (86,051)
 Capitalized software
  development costs......     (23,098)    (417,050)     (253,294)     (113,315)
                           ----------  -----------  ------------  ------------
    Net cash used in
     investing
     activities..........    (271,008)    (662,376)     (311,831)     (199,366)
                           ----------  -----------  ------------  ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Borrowings under long-
  term debt..............       4,482            0             0             0
 Repayments of long-term
  debt...................     (53,400)     (80,330)      (31,447)     (139,470)
                           ----------  -----------  ------------  ------------
    Net cash used in
     financing
     activities..........     (48,918)     (80,330)      (31,447)     (139,470)
                           ----------  -----------  ------------  ------------
INCREASE (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS.............     759,674      372,959       (60,589)     (800,884)
CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF PERIOD...............      59,655      819,329       819,329     1,192,288
                           ----------  -----------  ------------  ------------
CASH AND CASH
 EQUIVALENTS, END OF
 PERIOD..................  $  819,329  $ 1,192,288  $    758,740  $    391,404
                           ==========  ===========  ============  ============
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
 Cash paid during the
  period for interest....  $   22,763  $    12,908  $      6,454  $     11,382
                           ==========  ===========  ============  ============
 Cash paid during the
  period for income
  taxes..................  $        0  $         0  $          0  $          0
                           ==========  ===========  ============  ============
NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Inventory purchase under
  note payable
  obligation.............  $        0  $   207,466  $          0  $          0
                           ==========  ===========  ============  ============

        The accompanying notes are an integral part of these statements.

                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 OCTOBER 31, 1995 AND 1996 AND APRIL 30, 1997

1. ORGANIZATION AND BACKGROUND

  Restaurant Management and Control Systems, Inc. ("ReMACS") provides a full suite of management and control technology solutions to the restaurant industry throughout the United States.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Presentation

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  ReMACS's revenue is generated primarily through software, support and maintenance, and installation and training:

  . Software Sales. Revenue from software licenses sales is generally recognized as products are shipped, provided that no significant vendor and postcontract support obligations remain, and the collection of the related receivable is probable.

  . Support and Maintenance. ReMACS offers to its customers postcontract support in the form of maintenance, telephone support, and unspecified software enhancements. Revenue from support and maintenance is generally recognized as the service is performed.

  . Installation and Training. ReMACS offers installation and training services to its customers. Revenue from installation and training is generally recognized at the time the service is performed.

  As discussed in Note 6, the Company entered into a custom development arrangement during fiscal 1995. Revenue under the arrangement is being recognized based on percentage-of-completion method using cost-to-cost measures. Payments received in advance are recorded as customer deposits and deferred revenue in the accompanying balance sheets and are recognized as revenue when the related product is shipped or related revenue is earned.

 Inventories

  Inventories consist principally of software media and are stated at the lower of cost (first-in, first-out method) or market.

 Property and Equipment

  Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over estimated useful lives of three to five years.

                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

  Property and equipment at October 31, 1995 and 1996 are summarized as follows:

                                                             1995       1996
                                                           ---------  ---------
   Computers and office equipment......................... $ 600,644  $ 750,740
   Furniture and fixtures.................................    87,235     96,087
                                                           ---------  ---------
                                                             687,879    846,827
   Less accumulated depreciation and amortization.........  (347,293)  (435,482)
                                                           ---------  ---------
                                                           $ 340,586  $ 411,345
                                                           =========  =========

 Software Development Costs

  Capitalized software development costs consist principally of salaries and certain other expenses directly related to development and modification of software products. Capitalization of such costs begins when a working model has been produced as evidenced by the completion of design, planning, coding, and testing such that the product meets its design specifications and has thereby established technological feasibility. Capitalization of such costs ends when the resulting product is available for general release to the public. Amortization of capitalized software development costs is provided at the greater of the ratio of current product revenue to the total of current and anticipated product revenue or on a straight-line basis over the estimated economic life of the software, which ReMACS has determined is not more than three years.

 Fair Value of Financial Instruments

  The book values of cash, trade accounts receivable, trade accounts payable, and other financial instruments approximate their fair values principally because of the short-term maturities of these instruments. The fair value of ReMACS's long-term debt is estimated based on the current rates offered to ReMACS for debt of similar terms and maturities. Under this method, ReMACS's fair value of long-term debt was not significantly different than the stated value at October 31, 1996.

 Statement of Cash Flows

  ReMACS considers all highly liquid investments purchased with a maturity of three months or less to be cash.

 Significant Customer Concentration

  A majority of ReMACS's customers operate within the food service industry, and a significant portion of the net sales of ReMACS is made to a limited number of customers. During the years ended October 31, 1995 and 1996, the following clients individually accounted for more than 10% of the ReMAC's revenue:

                                                                   OCTOBER 31,
                                                                   ------------
                                                                   1995   1996
                                                                   -----  -----
   Customer A.....................................................  24.8%  44.0%
   Customer B.....................................................  12.4%   *

*  Accounted for less than 10% of total revenues for the period indicated.

  At October 31, 1996, 15.1% of ReMAC's accounts receivable related to
Customer A.

                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

 Long-Lived Assets

  ReMACS periodically reviews the values assigned to long-lived assets, such as property and equipment and software development costs, to determine if any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

 Interim Financial Information

  The accompanying financial statements as of April 30, 1997 and for the six-month periods ended April 30, 1996 and 1997 are unaudited. In the opinion of the management of ReMACS, these financial statements reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the financial statements. The results of operations for the six-month period ended April 30, 1997 are not necessarily indicative of the results that may be expected for the full year.

3. PRODUCT DEVELOPMENT EXPENDITURES

  Product development expenditures for the years ended October 31, 1995 and 1996 are summarized as follows:

                                                          1995        1996
                                                       ----------  ----------
   Total development expenditures..................... $1,075,284  $2,475,048
   Less additions to capitalized software development
    costs prior to amortization.......................    (23,098)   (417,050)
                                                       ----------  ----------
   Product development expense........................ $1,052,186  $2,057,998
                                                       ==========  ==========

  The activity in the capitalized software development account during 1995 and 1996 is summarized as follows:

                                                          1995        1996
                                                       ----------  ----------
   Balance at beginning of period, net................ $  196,006  $  164,451
   Additions..........................................     23,098     417,050
   Amortization expense...............................    (54,653)   (217,661)
                                                       ----------  ----------
   Balance at end of period, net...................... $  164,451  $  363,840
                                                       ==========  ==========

  All capitalized software development costs at October 31, 1996, were subject to amortization as products were available for general release.

4. LONG-TERM DEBT

  Long-term debt, including obligations under capital leases, consists of the following:

                                                            OCTOBER 31,
                                                       ----------------------
                                                          1995        1996
                                                       ----------  ----------
   Note payable to vendor, interest at 7%, due in
    quarterly installments of $5,000 to $21,500
    through January 1999, secured by certain
    inventory......................................... $        0  $  193,500
   Capital lease obligations, interest at 10.25%,
    payable monthly through 1998, secured by
    equipment.........................................    168,652     102,288
                                                       ----------  ----------
                                                          168,652     295,788
   Less current portion...............................     66,364     124,500
                                                       ----------  ----------
                                                       $  102,288  $  171,288
                                                       ==========  ==========

                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

  ReMACS has a $500,000 line of credit that bears interest at the prime rate plus 1% (8.25% at October 31, 1996). The line of credit expires in July 1997 and is secured by substantially all of ReMACS's assets and is personally guaranteed by ReMACS's shareholders. At October 31, 1996, $0 was outstanding and $500,000 was available under the facility.

  At October 31, 1996, aggregate maturities of long-term debt are as follows:

      1997....................................................   $   124,500
      1998....................................................       128,288
      1999....................................................        43,000
                                                                 -----------
                                                                 $   295,788
                                                                 ===========

5. INCOME TAXES

  The sources of the difference between the financial accounting and the tax bases of ReMACS's assets and liabilities which give rise to the deferred tax assets and liabilities and the tax effects of each are as follows as of October 31, 1995 and 1996:

                                                       1995         1996
                                                     ---------   -----------
      Deferred tax asset (liability):
        Net operating loss ("NOL") carryforwards.... $ 455,457   $ 1,222,429
        Accrued liabilities.........................    89,600       215,600
        Allowance for doubtful accounts.............    45,000        60,000
        Capitalized software........................   (65,780)     (145,536)
                                                     ---------   -----------
          Net deferred tax assets...................   524,277     1,352,493
      Valuation allowance...........................  (524,277)   (1,352,493)
                                                     ---------   -----------
                                                     $       0   $         0
                                                     =========   ===========

  ReMACS's NOL carryforwards expire beginning 2007. For financial reporting purposes, a valuation allowance has been recognized to offset the deferred tax assets at October 31, 1995 and 1996, as realization of these assets is uncertain. Utilization of existing NOL carryforwards may be limited in future years, if significant ownership changes occur (see Note 7). The following summarizes the components of the income tax provision (benefit):

                                                      FOR THE YEARS ENDED
                                                          OCTOBER 31,
                                                     -----------------------
                                                       1995         1996
                                                     ---------   -----------
        Current..................................... $       0   $         0
        Deferred....................................  (355,112)     (828,216)
        Valuation allowance.........................   355,112       828,216
                                                     ---------   -----------
        Income tax provision (benefit).............. $       0   $         0
                                                     =========   ===========

  A reconciliation from the federal statutory rate to the tax provision (benefit) is as follows:

                                                       1995         1996
                                                     ---------   -----------
      Statutory federal tax rate....................     (34.0)%       (34.0)%
      State income taxes, net of federal tax bene-
       fit..........................................      (6.1)         (6.1)
      Other.........................................        .5            .3
      Valuation allowance...........................      39.6          39.8
                                                     ---------   -----------
                                                             0%            0%
                                                     =========   ===========

                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

6. COMMITMENTS AND CONTINGENCIES

 Leases

  ReMACS leases office space, equipment, and certain vehicles under noncancelable operating lease agreements expiring on various dates through July 2001. At October 31, 1996, future minimum rental payments for noncancelable leases with terms in excess of one year were as follows:

      1997............................................................. $144,678
      1998.............................................................  100,806
      1999.............................................................   21,568
      2000.............................................................   15,048
      2001.............................................................    9,232

  Total rent expense under operating leases was $119,026 and $95,122 for the years ended October 31, 1995 and 1996, respectively.

 Benefit Plan

  ReMACS has a 401(k) profit-sharing Plan (the "Plan") available to all employees of ReMACS who have completed three months of service and have attained age 21. The Plan includes a salary deferral arrangement pursuant to which employees may contribute a minimum of 2% and a maximum of 15% of their salary on a pretax basis. ReMACS may make both matching and additional contributions at the discretion of the board of directors. During 1995 and 1996, ReMACS made contributions of $5,839 and $24,664, respectively.

 Legal Proceedings

  ReMACS is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, there are no such claims outstanding that would have a material adverse effect on ReMACS's financial position or results of operations.

 Long Term Contract

  In 1995, ReMACS entered into an agreement whereby ReMACS was advanced approximately $3.0 million during fiscal years 1995 and 1996 in custom development fees. The Company is using the percentage-of-completion method of accounting to recognize revenue under this agreement. At October 31, 1996, ReMACS has deferred approximately $1.7 million based on its estimates of total costs to complete the contract development.

7. SUBSEQUENT EVENT

  On May 23, 1997, Radiant Systems, Inc. ("Radiant") purchased all of the outstanding common stock of ReMACS for 627,500 shares of Radiant common stock, $3.25 million in cash and $3.25 million in notes.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 1997, gives effect to the ReMACS acquisition as if it had occurred on that date. The accompanying unaudited pro forma combined statements of operations for the years ended December 31, 1996 and the three months ended March 31, 1997 have been prepared to reflect adjustments to the Company's historical results of operations to give effect to the acquisitions of PrsymTech and ReMACS as if it they had occurred at the beginning of the respective periods. The accompanying pro forma combined balance sheet as of March 31, 1997 has been prepared as if the ReMACS acquisition had occurred as of that date. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable. Final purchase adjustments may differ from the pro forma adjustments herein.

  The accompanying pro forma statements are not necessarily indicative of the results of operations which would have been attained had the acquisitions been consummated on the dates indicated or which may be attained in the future. These pro forma statements should be read in conjunction with the historical combined financial statements of the Company and related notes thereto, which are included elsewhere in this Prospectus.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997

                                                    PRO FORMA        PRO FORMA
                          RADIANT(A)   REMACS(B)   ADJUSTMENTS        COMBINED
                          ----------- -----------  ------------     ------------
         ASSETS
Current assets
 Cash and cash equiva-
  lents.................  $12,487,487 $   391,404  $ (3,250,000)(2) $  9,628,891
 Accounts receivable,
  net of allowance for
  doubtful accounts ....    7,141,465     864,735           --         8,006,200
 Inventories............    4,767,021     172,099           --         4,939,120
 Other short-term as-
  sets..................      445,311      45,942           --           491,253
                          ----------- -----------  ------------     ------------
 Total current assets...   24,841,284   1,474,180    (3,250,000)      23,065,464
Property and equipment,
 net....................    1,821,225     430,555           --         2,251,780
Software development
 costs, net.............      852,261     358,734      (358,734)(1)      852,261
Intangibles, net........      957,255         --            --           957,255
                                                     18,547,757 (1)   18,547,757
                                                    (15,450,282)(1)  (15,450,282)
Deferred income tax as-
 sets...................      397,180         --            --           397,180
Other assets............      561,306         --            --           561,306
                          ----------- -----------  ------------     ------------
                          $29,430,511 $ 2,263,469  $   (511,259)    $ 31,182,721
                          =========== ===========  ============     ============
 LIABILITIES AND SHARE-
 HOLDERS' EQUITY (DEFI-
          CIT)
Current liabilities
 Accounts payable and
  accrued liabilities...  $ 6,807,842 $   840,640  $    150,000 (2)    7,798,482
 Customer deposits and
  unearned revenue......    2,516,295   5,706,064      (180,000)(1)    8,042,359
 Current portion of
  shareholder loans.....          --          --            --               --
 Current portion of long
  term debt.............      528,231     128,288           --           656,519
                          ----------- -----------  ------------     ------------
 Total current liabili-
  ties..................    9,852,368   6,674,992       150,000       16,497,360
Shareholder loans, less
 current portion........          --          --      3,250,000 (2)    3,250,000
Long term debt, less
 current portion........      231,601      71,641           --           303,242
                          ----------- -----------  ------------     ------------
 Total liabilities......   10,083,969   6,746,633     3,400,000       20,050,602
                          ----------- -----------  ------------     ------------
Shareholders' equity
 (deficit)..............   19,346,542  (4,483,164)          --        14,863,378
                                                    (15,450,282)(4)  (15,450,282)
                                                      4,483,164 (4)    4,483,164
                                                      7,235,859 (2)    7,235,859
                          ----------- -----------  ------------     ------------
                          $29,430,511 $ 2,263,469  $   (511,259)    $ 31,182,721
                          =========== ===========  ============     ============

--------
(A) Derived from the March 31, 1997 unaudited financial statements of the Company appearing elsewhere in this Prospectus.
(B) Derived from the April 30, 1997 unaudited financial statements of ReMACS appearing elsewhere in this Prospectus.

          NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET--REMACS

(1) Reflects adjustments to record the fair market value of the identifiable intangible assets acquired plus the resulting goodwill related to the excess purchase price over the fair value of net assets acquired. The value associated with the purchased research and development costs is written-off immediately (in thousands).

     Total consideration and transaction costs........................ $13,886
     Fair value of net liabilities assumed............................   4,303
                                                                       -------
     Excess of purchase price over fair value of net liabilities as-
      sumed...........................................................  18,548
     Value associated with purchased research and development costs...  15,450
                                                                       -------
     Adjustments to goodwill.......................................... $ 3,098
                                                                       =======

   Reflects deferred maintenance revenue of $300,000 at its cost (the cost to service remaining commitment) of $120,000. Remaining amounts in customer deposits and unearned revenue primarily relate to deposits and other payments received in advance for products under development.

(2) Reflects (i) issuance of 627,500 shares of Common Stock with an estimated fair value of approximately $7.2 million as of the acquisition date of May 23, 1997, adjusted to reflect a discount from market value to account for restrictions common to large holdings of unregistered securities, (ii) issuance of $3.25 million in notes, (iii) issuance of $3.25 million in cash, and (iv) transaction related expenses of $150,000.

(3) Reflects the elimination of ReMAC's shareholder deficit of $4.5 million and the immediate write-off of purchased research and development costs of $15.4 million.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE FIRST QUARTER ENDED MARCH 31, 1997

                                                    PRO FORMA        PRO FORMA
                          RADIANT (A)  REMACS (B)  ADJUSTMENTS       COMBINED
                          -----------  ----------  -----------      -----------
REVENUES:
 Systems sales..........  $10,742,270  $  548,838          --       $11,291,108
 Customer support,
  maintenance and other
  services..............    1,818,057     468,227          --         2,286,284
                          -----------  ----------  -----------      -----------
 Total revenues.........   12,560,327   1,017,065          --        13,577,392
COST OF REVENUES:
 Systems sales..........    6,278,136      47,117          --         6,325,253
 Customer support,
  maintenance and other
  services..............    1,748,773     324,369          --         2,073,142
                          -----------  ----------  -----------      -----------
 Total cost of
  revenues..............    8,026,909     371,486          --         8,398,395
GROSS PROFIT............    4,533,418     645,579          --         5,178,997
OPERATING EXPENSES:
 Product development....    1,153,155     252,590          --         1,405,745
 Purchased research and           --          --   (15,450,282)(10) (15,450,282)
  development costs.....                            15,450,282 (9)   15,450,282
 Sales and marketing....      871,334     384,409          --         1,255,743
 Depreciation and
  amortization..........      367,211     101,115      110,624 (8)      578,950
 General and
  administrative........    1,689,318     312,554          --         2,001,872
                          -----------  ----------  -----------      -----------
 Total operating
  expenses..............    4,081,018   1,050,668      110,624        5,242,310
INCOME (LOSS) FROM
 OPERATIONS.............      452,400    (405,089)    (110,624)         (63,313)
Interest expense, net...      209,165       2,752       69,063 (7)      280,980
                          -----------  ----------  -----------      -----------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM AND
 PROVISION (BENEFIT) FOR
 INCOME TAXES...........      243,236    (407,841)    (179,687)        (344,293)
Pro forma income tax
 benefit................     (211,750)        --       211,750 (11)         --
                          -----------  ----------  -----------      -----------
PRO FORMA INCOME (LOSS)
 BEFORE EXTRAORDINARY
 ITEM...................      454,986    (407,841)    (391,437)        (344,293)
                          ===========  ==========  ===========      ===========
PRO FORMA NET INCOME
 (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE
 BEFORE EXTRAORDINARY
 ITEM...................  $      0.03                               $     (0.03)
                          ===========                               ===========
WEIGHTED AVERAGE COMMON
 AND COMMON EQUIVALENT
 SHARES OUTSTANDING.....   13,125,239                                13,752,739(12)
                          ===========                               ===========

--------
(A) Derived from March 31, 1997 unaudited financial statements of the Company appearing elsewhere in this Prospectus.
(B) Derived from the three months ended April 30, 1997 unaudited financial statements of ReMACS. For purposes of the above presentation, the results for the three months ended January 31, 1997 have been omitted. Revenues and net loss for the three months ended January 31, 1997 were approximately $971,000 and $535,000, respectively.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                        PRYSMTECH                      REMACS
                                        PRO FORMA                    PRO FORMA         PRO FORMA
                          RADIANT(A)   ADJUSTMENTS      REMACS(B)   ADJUSTMENTS         COMBINED
                          -----------  -----------     -----------  ------------      ------------
REVENUES:
Systems sales...........  $35,888,342  $       --      $ 3,032,431  $        --       $ 38,920,773
Customer support,
 maintenance and other
 services...............    5,054,979          --        2,615,307           --          7,670,286
                          -----------  -----------     -----------  ------------      ------------
 Total revenues.........   40,943,321          --        5,647,738           --         46,591,059
COST OF REVENUES:
Systems sales...........   22,270,161          --          638,264           --         22,908,425
Customer support,
 maintenance and other
 services...............    5,464,533          --        1,407,517           --          6,872,050
                          -----------  -----------     -----------  ------------      ------------
 Total cost of
  revenues..............   27,734,694          --        2,045,781           --         29,780,475
GROSS PROFIT............   13,208,627          --        3,601,957           --         16,810,584
OPERATING EXPENSES:
Product development.....    3,327,630          --        2,057,998           --          5,385,628
Purchased research and
 development costs......    3,930,000   (3,900,000)(4)         --            --             30,000
                                                                     (15,450,282)(10)  (15,450,282)
                                                                      15,450,282 (9)    15,450,282
                                                                                               --
Sales and marketing.....    1,487,087          --        1,196,403           --          2,683,490
Depreciation and
 amortization...........      948,385      173,800 (2)     392,228       442,496 (8)     1,956,909
General and
 administrative.........    5,664,246          --        2,323,180           --          7,987,426
                          -----------  -----------     -----------  ------------      ------------
 Total operating
  expenses..............   15,357,348   (3,726,200)      5,969,809       442,496        18,043,453
                          -----------  -----------     -----------  ------------      ------------
INCOME (LOSS) FROM
 OPERATIONS.............   (2,148,721)   3,726,200      (2,367,852)     (442,496)       (1,232,869)
Interest expense, net...      711,848      267,750 (1)     (19,127)      276,250 (7)     1,236,721
Minority interest in
 earnings of PrysmTech..      628,137     (628,137)(3)         --            --                --
                          -----------  -----------     -----------  ------------      ------------
INCOME (LOSS) BEFORE
 PROVISION (BENEFIT) FOR
 INCOME TAXES...........   (3,488,706)   4,086,587      (2,348,725)     (718,746)       (2,469,590)
Pro forma income tax
 (benefit) provision ...   (1,333,142)   1,566,278(5)          --       (233,136)(11)          --
                          -----------  -----------     -----------  ------------      ------------
PRO FORMA NET INCOME
 (LOSS).................  $(2,155,564) $ 2,520,309     $(2,348,725) $   (485,610)     $ (2,469,590)
                          ===========  ===========     ===========  ============      ============
PRO FORMA NET INCOME
 (LOSS) PER COMMON AND
 COMMON EQUIVALENT
 SHARE..................  $    (0.19)                                                 $      (0.21)
                          ===========                                                 ============
WEIGHTED AVERAGE COMMON
 AND COMMON EQUIVALENT
 SHARES OUTSTANDING.....   11,099,532                                                   11,727,032 (6)(12)
                          ===========                                                 ============

(A) Derived from the December 31, 1996 financial statements of the Company appearing elsewhere in this Prospectus.

(B) Derived from the October 31, 1996 financial statements of ReMACS appearing elsewhere in this Prospectus.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS--PRYSMTECH LLC

 (1) Reflects interest expense on the $3.15 million in notes at an annual rate of 8.5%

 (2) Reflects additional amortization of goodwill of $869,000 over 5 years.

 (3) Reflects elimination of minority interest in earnings of PrysmTech.

 (4) Reflects elimination from the pro forma information of one-time, non-recurring charges for purchased research and development costs of $3.9 million.

 (5) Reflects provision for income taxes for the tax effect of the pro forma adjustments.

 (6) Weighted average common shares outstanding assumes that the 300,000 shares of Common Stock issued occurred January 1, 1996. In addition, the weighted average common shares outstanding include the dilutive effect of options to purchase 275,000 shares of Common Stock granted to certain employees of PrysmTech below the initial public offering price.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS--REMACS

 (7) Reflects interest expense on the $3.25 million in notes at an annual rate of 8.5%

 (8) Reflects additional amortization of goodwill of $3.1 million over 7 years.

 (9) Reflects charge of $15.5 million related to the write-off of purchased research and development costs. The allocation to purchased research and development costs represents the estimated fair value related to incomplete projects, determined by an independent appraisal. The development of these projects had not yet reached technology feasibility and the technology has no alternative future use. The technology acquired in the acquisition will require substantial additional development by the Company.

(10) Reflects elimination from the pro forma information of one-time, non-recurring charges for purchased research and development costs of $15.5 million which will be recorded by the Company when the acquisition is consummated.

(11) Reflects adjustment to provision (benefit) for income taxes, to eliminate any pro forma income tax benefit related to the combined pro forma loss due to the uncertainty regarding realization of deferred tax assets created by the loss.

(12) Weighted average common shares outstanding assumes that the 627,500 shares of Common Stock issued occurred at the beginning of the respective periods.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RADIANT SYSTEMS, INC.

                                                    /s/ John H. Heyman
                                          By___________________________________
                                               JOHN H. HEYMAN Executive Vice
                                               President and Chief Financial
                                                          Officer

Dated: June 27, 1997